November 7, 2007

Nu Skin Enterprises, Inc.
Nu Skin Korea, Ltd.
One Nu Skin Plaza
75 West Center Street
Provo, Utah 84601

Attention: Chief Financial Officer

Re: Limited Release of Certain Liens and Guarantor in connection with Credit Agreement

Ladies and Gentlemen:

        Reference is made to  (a) the Credit Agreement dated as of May 10, 2001 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Nu Skin Enterprises, Inc. (the “Company”), various financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as successor administrative agent (in such capacity, the “Administrative Agent”), and (b) the Subsidiary Guaranty dated as of May 10, 2001 (as amended or otherwise modified from time to time, the “Guaranty”) executed by the Subsidiary Guarantors in favor of the Lenders and certain affiliates thereof. Capitalized terms not defined herein shall have the meanings given to such terms in the Credit Agreement.

    1.        Background. As security for the payment of the Secured Obligations (as defined in the Pledge Agreement) and pursuant to the terms of the Credit Agreement, the Company previously pledged 100% of the issued and outstanding Equity Securities of its then Material Domestic Subsidiary, NSE Korea, Ltd. (“NSE Korea”), a company organized under the laws of the Republic of Korea and domesticated in the State of Delaware, in favor of the Collateral Agent pursuant to the Pledge Agreement, which pledge also included all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of such Equity Securities of NSE Korea, and the certificates or other instruments representing any of such Equity Securities of NSE Korea and any interest of the Company in the entries on the books of any securities intermediary pertaining thereto, and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, right to vote or manage the business of NSE Korea pursuant to organizational documents governing the rights and obligations of the stockholders, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Securities of NSE Korea (collectively, the “Pledged Korean Securities”). Additionally, NSE Korea has guaranteed the Company’s obligations to the Lenders and certain affiliates thereof pursuant to the Guaranty. Subsequent to the aforementioned pledge and guaranty, NSE Korea was undomesticated as a Delaware corporation, and became a Material Foreign Subsidiary organized solely under laws of the Republic of Korea. Under the Credit Agreement, the Company is only required to pledge 65% of the voting power of all classes of Equity Securities entitled to vote of a Material Foreign Subsidiary, and is not required to cause any Material Foreign Subsidiary to be a party to the Guaranty. As such, the Company has requested that the Lenders release NSE Korea from the Guaranty and authorize the release of a certain amount of the Pledged Korean Securities, and the Lenders are willing to do so, subject to the conditions and in reliance on the representations and warranties set forth herein.

    2.        Authorization to Release Certain Liens.

    (a)        Subject to the provisions of Section 5 hereof, the undersigned, constituting all of the Lenders, hereby authorize the Collateral Agent to release any of its Liens in or upon the Pledged Korean Securities that exceed 65% of the voting power of all classes of Equity Securities entitled to vote of NSE Korea (the “Excess Amount”), including all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Excess Amount.

    (b)        This authorization to release certain Liens set forth in this letter agreement shall be limited precisely as written and shall not be deemed to be (i) an amendment, waiver, release or other modification of any other terms or conditions of the Credit Agreement, any other Loan Document or any other agreement or document related to such documents, or (ii) a consent to any future amendment, consent, waiver, release or other modification. Except as expressly set forth in this letter agreement, each of the Credit Agreement, each other Loan Document and the other agreements and documents related to such documents shall continue in full force and effect.

    3.        Release of Guarantor. Subject to the provisions of Section 5 hereof, without recourse and without any representation or warranty of any kind, express or implied, the undersigned, constituting all of the Lenders, hereby release NSE Korea from all of its obligations liabilities and duties arising after the date hereof under the Guaranty.

    4.        Representations, Warranties and Covenants. In order to induce the undersigned Lenders to enter into this letter agreement, the Company hereby represents, warrants and covenants that:

    (a)        each of the representations and warranties set forth in Section 9 of the Credit Agreement is true, correct and complete, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true, correct and complete as of such earlier date; and

    (b)        no Event of Default or Unmatured Event of Default is in existence.

    5.        Effectiveness. The foregoing waiver shall be effective, subject to the accuracy of the above representations and warranties, when the Administrative Agent has received (a) counterparts of this letter agreement executed by the Lenders and (b) fully executed and effective letter agreements executed by all of the holders of outstanding notes under the Senior Note Purchase Agreement and the Company’s Multi-Currency Private Shelf Agreement dated as of August 26, 2003, which provide for a release of liens and guaranty substantially identical to that provided herein.

    6.        Counterparts. This document may be executed in multiple counterparts, which together shall constitute a single document.

    7.        Governing Law. This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature pages follow.]

Sincerely,

JPMORGAN CHASE BANK, N.A. (as successor to Bank One, NA), as Administrative Agent and as a Lender

By:
Name:
Title:

Accepted and agreed to effective the date first appearing above:

NU SKIN ENTERPRISES, INC.,

a Delaware corporation

By:
Name:
Title:

NSE KOREA, LTD.,

a Korean corporation

By:
Name:
Title:

Each of the undersigned Subsidiary Guarantors hereby consents to the modification effected in this letter agreement and the transactions contemplated hereby, reaffirms its obligations under the Subsidiary Guaranty and its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. In addition, each of the following entities reaffirms that its obligations under the Guaranty are separate and distinct from the Company’s obligations.

NU SKIN ENTERPRISES HONG KONG, INC.,
a Delaware corporation
NU SKIN INTERNATIONAL, INC.,
a Utah corporation
NU SKIN TAIWAN, INC.,
a Utah corporation
NU SKIN ENTERPRISES UNITED STATES, INC.
(f/k/a Nu Skin United States, Inc.),
a Delaware corporation
BIG PLANET, INC.,
a Delaware corporation
NSE PRODUCTS, INC.,
a Delaware corporation
NU SKIN ASIA INVESTMENT, INC.,
a Delaware corporation

;By:
Name:
Title: